Exhibit 4.1

COLORS SELECTED FOR PRINTING: LOGO PRINTS IN PMS 554 GREEN AND PMS 401 GREY. INTAGLIO PRINTS IN SC4 OLIVE.. k on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF WD WALKER & DUNLOP, INC. SECRETARY CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC TRANSFER AGENT AND REGISTRAR BY: AUTHORIZED SIGNATURE transferable on the share register of the Corporation in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile signatures of the Corporation’s duly authorized officers. Dated: COMMON STOCK CUSIP 93148P 10 2 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT is the record holder of AMERICAN BANK NOTE COMPANY.

For value received, hereby sell, assign and transfer unto WALKER & DUNLOP, INC. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM TEN ENT JT TEN – as tenants in common – as tenants by the entireties – as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT– Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE Shares Attorney of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated Signatures(s) Guaranteed THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. Additional abbreviations may also be used though not in the above list. NOTICE: X X BY